Exhibit 10.27

THIRD AMENDMENT

TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 1 day of July, 2011, with an effective date of July 1, 2011, by and between CABOT ROAD OWNER – VEF VI, LLC, a Delaware limited liability company (“Landlord”) and THE FIRST MARBLEHEAD CORPORATION, a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord, as successor by assignment to Cabot Road Partners, LLC and Tenant entered into that Lease dated as of August 13, 2004, as amended by an Amendment to Lease dated August 31, 2007 and Second Amendment to Lease dated as of November 3, 2010 (such lease as amended is sometimes referred to herein as the “Original Lease”), whereby Landlord currently leases to Tenant 93,366 rentable square feet of space on the 2nd, and 3rd floors (the “Current Premises”) in the building known as One Cabot Road in Medford, Massachusetts; and

WHEREAS, Landlord and Tenant desire to amend the Original Lease in order to, among other things, reduce the rentable area of the Current Premises, all upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Recitals. The recitals set forth above are incorporated into and made a part of this Amendment.

2. Effective Date. The effective date (the “Effective Date”) of this Amendment shall be July 1, 2011.

3. Definitions. (i) Unless otherwise defined in this Amendment, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Lease. References to this “Lease” shall mean the Original Lease, as amended by this Amendment, as the same may be further amended from time to time.

(ii) The following terms set forth in Section 1.2 of the Original Lease, entitled: “Basic Data” shall be amended and restated in their entirety as follows:

Premises: A portion of the second floor and a portion of the third floor of the Building as shown on Exhibit FP attached hereto.

Premises Rentable Area: Agreed to be: as of the Effective Date, 84,458 rentable square feet, comprised of 44,706 rentable square feet on the 2nd floor and 39,752 rentable square feet on the 3rd floor of the Building.

4. Premises.

(i) Contraction Space. Tenant shall surrender as of the Effective Date a portion of the Third Floor Premises consisting of 8,908 rentable square feet (the “Second Contraction Space”) vacant, broom clean, and with all of Tenant’s equipment and business fixtures removed and Landlord shall accept the Second Contraction Space in its “as is” condition, notwithstanding any provision of the Lease to the contrary. The failure by Tenant to surrender the Second Contraction Space on or before the Effective Date, which continues for more than ten (10) days after written notice of such failure, time being of the essence, shall constitute a Default of Tenant (without further notice) and shall give rise to all Landlord’s rights and remedies under the Original Lease.

(ii) Premises. Effective the Effective Date, the Premises shall consist of that portion of the second floor and a portion of the third floor of the Building as shown on Exhibit FP attached hereto. Tenant is in occupancy of the Premises and accepts the Premises in its “as is” condition, without any obligation on the part of Landlord to perform any construction therein or to prepare the same for Tenant’s occupancy or otherwise; provided, however, that Landlord shall, at Landlord’s expense, perform all work required to properly demise and separate the Second Contraction Space from the remainder of the Premises located on the third floor of the Building at the time of reduction of the Premises by the Second Contraction Space, including, without limitation, installation of demising walls, alteration of base building wiring (to include, among other matters, rewiring the electrical lines in a manner such that the electric usage in the Second Contraction Space shall be separated from the electric usage in the Premises, and if necessary, the installation of an electric checkmeter sufficient to separately meter electric usage in the Second Contraction Sapce from electric usage in the Premises), plumbing and HVAC duct work and equipment. Installation of demising walls shall be deemed to include, without limitation, performance of such painting, finish work, flooring and other work as may be required on Tenant’s side of the demising wall to be consistent with the paint, finishes and flooring in the remainder of the Premises. Tenant shall be responsible for the removal of any business fixtures and tenant equipment.

(iii) Exhibit FP. Exhibit FP to the Original Lease is hereby deleted and amended and restated with Exhibit FP attached hereto.

5. Rent. The Original Lease shall be amended to provide that Tenant shall pay Rent to Landlord as follows:

(i) Basic Rent. Tenant shall pay to Landlord Basic Rent for the Premises, without offset, abatement (except as otherwise provided in the Original Lease), deduction or demand, as follows:

Rental Period	Annual Basic Rent	Monthly Rent
7/1/11-3/31/12	$2,007,369.00	$167,280.75
4/1/12-3/31/14	$1,858,075.92	$154,839.66
4/1/14-3/31/16	$1,984,762.92	$165,396.91
4/1/16-3/31/17	$2,111,449.11	$175,954.16

(ii) Escalation Factor. “Escalation Factor” for the purposes of the Lease shall equal .2734 as of the Effective Date.

All remaining terms and provisions of the Original Lease pertaining to the payment of Rent with respect to the Premises shall remain in full force and effect, and Tenant shall make all other payments pertaining to the Premises which Tenant is required to make pursuant to the Original Lease.

6. Parking. Section 2.2(c) of the Original Lease shall be amended to provide that Landlord will make available to Tenant, free of charge, three (3) parking spaces per one thousand (1,000) square feet of space leased, which as of the Effective Date shall be as follows: fifty-one (51) unreserved parking spaces in the garage of the Building and two hundred and two (202) unreserved parking spaces in the Building’s surface parking lot on the Property for a total of two hundred fifty-three (253) unreserved parking spaces, all on a non-exclusive, unreserved basis. Nothing contained herein shall negate Tenant’s rights under Section 2.2(c) for reserved parking spaces in the event that Landlord shall reserve any parking spaces for any other tenant of the Building.

7. Brokerage Commission. Tenant and Landlord each hereby covenants and represents that it has negotiated this Amendment directly with Richard Barry Joyce & Partners, LLC, as agent for Landlord, and Newmark Knight Frank, as agent for Tenant, and has not acted by implication to authorize or authorized any other real estate broker, salesman or finder to act for it in the negotiation and execution of this Amendment and agrees to defend, indemnify and hold harmless the other party from any and all claims by any such real estate broker, salesman or finder or a commission or finder’s fee as a result of any breach of the foregoing covenants and representations on its part, which obligation shall survive the expiration or termination of the Lease for any reason. Landlord shall be solely responsible for the payment of any commission to Richard Barry Joyce & Partners, LLC, and Tenant shall be solely responsible for the payment of any commission to Newmark Knight & Frank resulting from this Amendment.

8. Exculpation. If Landlord shall be an individual, joint venture, tenancy in common, partnership, co-partnership, limited partnership, limited liability company, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look solely to such Landlord’s estate and right, title and interest in the Property for the satisfaction of Tenant’s remedies for the collection of judgment (or other judicial process) requiring the payment of money by Landlord and no other property or assets of Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

9. Effect of Amendment. Except as expressly modified hereunder, the Original Lease shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall govern.

10. Headings. The headings of paragraphs herein are included solely for convenience or reference and shall not control the meaning or interpretation of any provision of this Amendment.

11. Merger. The Original Lease, as amended by this Amendment, contains the entire understanding between the parties hereto and supersedes any prior contracts, agreements, understandings and/or negotiations, whether oral or written, concerning the matters set forth therein or herein.

12. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:	CABOT ROAD OWNER – VEF VI, LLC,

By: Value Enhancement Fund VI, LLC, Its sole member

		By:	VEF Group Management, LLC, Its manager

			By:	/s/ Howard C. Huang
			Name:	Howard C. Huang
			Title:	Vice President

TENANT:	THE FIRST MARBLEHEAD CORPORATION

	By:	/s/ Kenneth Klipper
	Name:	Kenneth Klipper
	Title:	CFO

EXHIBIT “FP”

Premises

[schematic diagrams of second and third floor space plans]

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